UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K


              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: February 27, 2018
            (Date of earliest reported event): (February 15, 2018)

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













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Item 1.01 - Entry into a Material Definitive Agreement

On February 26, 2018 (the "Closing Date"), Newgioco Group, Inc. (the "Company") closed a Subscription Agreement (the "Agreement") with a group of unaffiliated accredited investors (the "Investors").

Under the Agreement, the Investors agreed to purchase up to 1,800 unsecured Debenture Units from us to raise up to CDN $1,800,000 in gross proceeds. On February 26, 2018, the Investors purchased 670 units and the Company issued Debentures for the total principal amount of CDN $670,000 (approx. US $525,220) (the "Principal Amount") to the Investors.

Each Debenture Unit is comprised of (i) the issuance of CDN $1,000 of debentures bearing interest at a rate of 10% per annum, with a maturity date of two (2) years from the date of issuance*, (ii) 250 warrants which may be exercised at a price equal to the lessor of $0.625 or 125% of the IPO price per warrant to receive one common share prior to February 15, 2020, and (iii) 160 shares of restricted common stock issued pursuant to an exemption under Rule 144 of the US Securities and Exchange Act (the "Subscription Shares").

* The whole or any part of the principal amount of the Debenture plus any accrued and unpaid interest may be converted into common shares of the Company at a price equal to the lessor of $0.50 or the proposed IPO price at any time up to the maturity date. The Debenture shall be designated as Debenture Due February 26, 2020.

The Debentures are issued pursuant to an exemption from registration under
Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and therefore are not registered under the Securities Act or the securities laws of any state of the United States and cannot be offered, sold, pledged or otherwise transferred or assigned in the United States or to a resident of the United States unless an exemption from such registration requirements is available. This Debenture has not been and will not be qualified for sale or registered under the laws of any other jurisdiction and any transferee should refer to the securities laws of any jurisdiction applicable to them.

The Company paid finders fees equal to 5% of the gross proceeds in cash plus 5% in broker warrants with like terms as the debenture warrants, to Echelon Wealth Management, Dominick Capital Corporation and AES Holding Inc. to facilitate the transaction resulting in net proceeds of CDN $636,500 (approx. US$ 498,950).

A copy of the form of Agreement, Debenture, Warrant and Exercise Forms are filed herewith as Exhibit 10.10 and are incorporated by reference into this Item 1.01 and 2.03 of this Current Report.

Item 2.03 - Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering. The investors are each an "accredited investor" and each investor has access to information about us and their investment.

ITEM 5.02 - Departure of Directors or Principal Officers; Appointment of Principal Officers.

On February 15, 2018, our director Kelly Ehler resigned as a member of our board of directors. In addition, our director Robert Stabile informed the Company that he would not stand for re-election at the Company's next annual meeting.

Both Mr. Ehler and Mr. Stabile indicated that their decisions were due to personal reasons and other business obligations, and not as the result of any disagreement with the Board or with the Company's management. The Board will reduce the size of the Board to six members due to the departure of Mr. Ehler and to five members effective upon the end of this term ending at the Company's next annual meeting.


Item 9.01 - Financial Statements and Exhibits.

Exhibit
No.        Description

10.10 Form of Subscription Document, Debenture, Warrant Certificate and Exercise Forms dated February 26, 2018, between the Company and the investors.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  February 27, 2018.                Newgioco Group, Inc.


                                     Per: /s/ Michele Ciavarella, B.Sc.
                                         ------------------------------
                                          Michele Ciavarella
                                          Chairman of the Board
                                          Chief Executive Officer